AS  FILED  WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998.



               		SECURITIES AND EXCHANGE COMMISSION

                      	 Washington, DC 20549


                           		FORM 8-K

                          CURRENT REPORT
                	PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 1998


              		 ERP OPERATING LIMITED PARTNERSHIP
         (Exact Name of Registrant as Specified in Charter)



ILLINOIS 				                   0-24920 				                36-3894853
(State or other         (Commission File Number)  (IRS  Employer Identification
Jurisdiction of								                                        No.)
Incorporation)

            TWO NORTH RIVERSIDE PLAZA, SUITE 400, CHICAGO, ILLINOIS 60606
               (Address of Principal Executive Office)   (Zip Code)


      Registrant's telephone number, including area code:  (312) 474-1300



                                NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On October 19, 1998, Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), the general partner of ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), acquired Merry Land & Investment Company, Inc.'s, a Georgia corporation ("Merry Land"), multifamily property business through a series of transactions. Merry Land formed Merry Land Merger Subsidiary, Inc., a Maryland corporation (the "Merger Sub"), and in turn Merger Sub formed Merry Land LLC, a Georgia limited liability company ("Merry Land LLC"). Merry Land merged with and into Merry Land LLC, and in the merger shareholders of Merry Land received shares of common stock of Merger Sub on a one for one basis. Thereafter, Merger Sub merged with and into EQR. By virtue the merger transactions, Merry Land LLC became a subsidiary of EQR.

     On October 22, 1998, EQR contributed its membership interests in Merry Land LLC to ERP in exchange for units of limited partnership interest in ERP (the "Contribution"). In consideration for the Contribution, ERP agreed to guarantee Merry Land LLC's unsecured debt. As a result of the Contribution and related transactions, ERP and its affiliates acquired 118 apartment properties heretofore owned by Merry Land and its affiliates.

ITEM 7.   FINANCIAL  INFORMATION,  PRO  FORMA  FINANCIAL   INFORMATION  AND
EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          Incorporated herein by reference to ERP's Form 8-K dated July 23, 1998, as filed July 23, 1998.

     (B)  PRO FORMA FINANCIAL INFORMATION

          Incorporated herein by reference to ERP's Form 8-K/A dated July 23, 1998, as filed August 18, 1998.

     (C)  EXHIBITS

          Agreement and Plan of Merger, dated July 8, 1998, by and between Equity Residential Properties Trust and Merry Land & Investment Company, Inc., as amended by the First Amendment to Agreement and Plan of Merger, dated September 4, 1998 (incorporated by reference to Appendix A of EQR's Proxy Statement dated September 14, 1998 relating to Special Meeting of Shareholders of EQR held on October 15, 1998 which was part of EQR's registration statement on Form S-4/A (SEC No. 333-61449)).

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ERP OPERATING LIMITED PARTNERSHIP


By:  EQUITY RESIDENTIAL PROPERTIES
     TRUST, its General Partner


By:/S/ YASMINA RAHAL
     Yasmina Rahal, Vice President


     Dated: October 30, 1998